Exhibit 1.1

[•] American Depositary Shares

LONDIAN WASON NEW ENERGY TECH INC.

EACH REPRESENTING FIVE ORDINARY SHARES,

PAR VALUE US$0.00001 PER SHARE

UNDERWRITING AGREEMENT

__________, 2026

[_______________], 2026

Cantor Fitzgerald & Co.

110 East 59th Street

New York, NY 10022

Huatai Securities (USA), Inc.

280 Park Ave, 21E

New York, NY 10017

United States of America

CMB International Capital Limited

45th Floor, Champion Tower

3 Garden Road

Central, Hong Kong

US Tiger Securities, Inc.

437 Madison Avenue, 27th Floor

New York, NY 10022

As representatives (the “Representatives”) of the several underwriters named in Schedule I hereto

Ladies and Gentlemen:

LONDIAN WASON NEW ENERGY TECH INC., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] ordinary shares, par value US$0.00001 per share, of the Company (the “Firm Shares”) in the form of [•] American Depositary Shares (as defined below) (the “Firm ADSs”).

The Company also proposes to issue and sell to the several Underwriters not more than an additional [•] ordinary shares, par value US$0.00001 per share, of the Company (the “Additional Shares”) in the form of [•] American Depositary Shares (the “Additional ADSs”), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional ADSs granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Offered Shares.” The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “Offered ADSs.” The Offered ADSs and the underlying Offered Shares are hereinafter collectively referred to as the “Offered Securities.” The ordinary shares, par value US$0.0001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.”

The Underwriters will take delivery of the Offered Shares in the form of American Depositary Shares (the “American Depositary Shares” or “ADSs”). The American Depositary Shares are to be issued pursuant to a deposit agreement dated on or about [•], 2026 (the “Deposit Agreement”) among the Company, Bank of New York Mellon, as depositary (the “Depositary”), and the owners and holders from time to time of the American Depositary Shares issued under the Deposit Agreement. Each American Depositary Share will initially represent the right to receive five Ordinary Shares deposited pursuant to the Deposit Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-297230), including a preliminary prospectus, relating to the Offered Shares and a registration statement relating to the Offered ADSs. The registration statement relating to the Offered Shares, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of the Offered Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” The registration statement relating to the American Depositary Shares, as amended at the time it becomes effective, is hereinafter referred to as the “ADS Registration Statement.” If the Company has filed an abbreviated registration statement to register additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement. The Company has filed, in accordance with Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A to register the Offered Securities (the “Exchange Act Registration Statement”).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement; “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule II hereto; “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act; “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act; and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

1.1	The Company represents and warrants to and agrees with each of the Underwriters that:

(a)

Effectiveness of Registration Statement. Each of the Registration Statement and the ADS Registration Statement has become effective under the Securities Act; the Exchange Act Registration Statement has become effective under the Exchange Act; no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the Exchange Act Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered Shares are pending before or, to the Company’s best knowledge, after due and careful inquiry, threatened by the Commission.

(b)

Compliance with Securities Law. (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, on the Closing Date (as defined in Section 4) and at each Option Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each Testing-the-Waters Communication and broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information described as such in Section 9(b) hereof.

(c)

Ineligible Issuer Status and Issuer Free Writing Prospectus. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. As of the time of each sale of the Offered Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectuses, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)

Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication undertaken in reliance on Section 5(d) of the Securities Act) through the date hereof, the Company has been and is being treated as an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(e)

Testing-the-Waters. The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communication with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (ii) has not conducted Testing-the-Waters Communications through any party other than the Representatives, except as disclosed to the Representatives. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the Waters Communication other than those listed on Schedule III hereto.

(f)

Good Standing of the Company. The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (or the foreign equivalent to the extent the concept is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification. The currently effective memorandum and articles of association of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The third amended and restated memorandum and articles of association of the Company adopted on June 19, 2026 and filed as Exhibit 3.2 to the Registration Statement comply with the requirements of applicable Cayman Islands laws and, immediately prior to the closing on the Closing Date, will be in full force and effect. Complete and correct copies of the memorandum and articles of association of the Company and all amendments thereto have been delivered to the Representatives; no change will be made to such memorandum and articles of association on or after the date of this Agreement through and including the Closing Date.

(g)

Subsidiaries. Each of the Company’s direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule IV hereto. Each of the Subsidiaries has been duly incorporated, is validly existing as a corporation with limited liability or a private non-enterprise entity (legal person), as the case may be, and in good standing (or the foreign equivalent to the extent the concept is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation, has full power and authority (corporate or otherwise) to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification; all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid in accordance with its articles of association and non-assessable and are free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control.

(h)	Corporate Structure.

(i)

The description of the corporate structure of the Company as set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Our History and Corporate Structure”, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ii)

The corporate structure of the Company complies with all applicable laws and regulations of the PRC, and the corporate structure does not violate, breach, contravene or otherwise conflict with any applicable laws of the People’s Republic of China (the “PRC”).

(i)

Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes valid and legally binding obligations of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(j)

Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The description of this Agreement and the Deposit Agreement contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus is true and accurate in all material respects.

(k)

Due Authorization of Registration Statements. The Registration Statement, the preliminary prospectus, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(l)	Share Capital. The authorized share capital of the Company conforms to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(m)

Ordinary Shares. (i) The Ordinary Shares outstanding prior to the issuance of the Offered Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. As of the date hereof, the Company has authorized the outstanding capitalization as set forth in the sections of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital” and, as of the Closing Date, the Company shall have authorized the outstanding capitalization as set forth in the sections of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital.” (ii) (A) There are no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Ordinary Shares or any of the share capital of the Company, and (B) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Company’s Subsidiaries.

(n)

Offered ADSs. The Offered ADSs, when issued by the Depositary against the deposit of the Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued and the persons in whose names such Offered ADSs are registered will be entitled to the rights of registered holders of American depositary receipt specified therein and in the Deposit Agreement.

(o)

Offered Securities. (i) The Offered Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Offered Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. The Offered Shares, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s constitutive documents or any agreement or other instrument to which the Company is a party. (ii) The Offered Securities, when issued, are freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof, and, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no restrictions on subsequent transfers of the Offered Securities under the laws of the Cayman Islands, the PRC by non-PRC resident holders, Hong Kong or the United States.

(p)

Accurate Disclosure. The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects, provided, that this representation and warranty shall not apply to statements furnished to the Company in writing by the Underwriters through the Representatives expressly for use in the Registration Statement, the Time of Sale Prospectus and the Prospectus, which such statement shall be limited to the Underwriter Information (as defined below).

(q)

Listing. The ADSs have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. The CSRC has accepted the CSRC Filings and published the filing results in respect of the CSRC Filings on its website, and such notice of acceptance and/or filing results published has not otherwise been rejected, withdrawn, revoked or invalidated.

(r)

Compliance with Law, Constitutive Documents and Contracts. Neither the Company nor any of the Subsidiaries is (i) in breach or violation of any provision of applicable laws or regulations or (ii) is in breach or violation of its respective constitutive documents, or (iii) in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is (x) binding upon the Company or any of the Subsidiaries and (y) material to the Company and the Subsidiaries taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries except in the case of (i) where such breach or violation would not, individually or in the aggregate, result in a Material Adverse Effect.

(s)

Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene (i) any provision of applicable law or the memorandum and articles of association or other constitutive documents of the Company, (ii) any agreement or other instrument binding upon the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries, taken as a whole, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries; and no consent, approval, authorization, registration, filing or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as have been obtained under the Securities Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, or such consents, approvals, authorizations, registrations, filings, or orders of, or qualification with Blue Sky laws of the various states of the United States of America or the China Securities Regulatory Commission (“CSRC”) in connection with the offer and sale of the Offered Securities.

(t)

No Material Adverse Change in Business. (i) Neither the Company nor any of its Subsidiaries has, since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (ii) since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, arrangement or agreement that is material to the Company and its Subsidiaries, whether or not in the ordinary course of business, (iii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iv) there has not been (x) any material change in the issued shares (other than as a result of the exercise, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the issuance, if any, of shares upon conversion of Company securities as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus), short-term debt or long-term debt of the Company or any of its Subsidiaries or (y) any material adverse effect on the condition (financial or otherwise), earnings, management, results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole, or on the ability of the Company to carry out its obligations under this Agreement and the Deposit Agreement or to consummate the transactions contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus (the “Material Adverse Effect”).

(u)

No Pending Proceedings. There are no legal or governmental proceedings pending or, to the Company’s best knowledge after due care and inquiry, threatened (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Company, any of its Subsidiaries or any of its executive officers, directors is a party or to which any of the properties of the Company or any of its Subsidiaries is subject (i) other than proceedings that would not have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described.

(v)

Preliminary Prospectuses. Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(w)

Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(x)

Environmental Laws. (i) The Company and each of its Subsidiaries, (A) are in compliance with any and all applicable national, federal, state, local and foreign laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the PRC and the United States) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. (ii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except for those that would, singly or in the aggregate, not have a Material Adverse Effect.

(y)

Registration Rights. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Offered Shares registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Restricted Period referred to in Section 6.1(v) hereof in compliance with the terms of the applicable Lock-up Letter.

(z)

Compliance with Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries or their respective affiliates, nor any director, officer or employee thereof, nor any agent, representative or other individual or entity (“Person”) acting for or on behalf of the Company or of any of its Subsidiaries or their respective affiliates, (i) has used or will use any corporate funds, directly or indirectly, for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity; (ii) has taken or will take any action in furtherance of any offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts, or anything else of value, directly or indirectly, to any government official (including any officer, director or employee of any government branch or agency, government-owned or controlled entity or instrumentality, public international organization or political party; any political party official or candidate for political office; or any close family member of, or Person acting in an official capacity for or on behalf of, any of the foregoing) or to any other Person to influence official action or secure an improper advantage or to take any other action in violation of the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC, any regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-bribery or anti-corruption law in each case as amended from time to time (collectively the “Anti-Corruption Laws”);

(iii) has taken or will take, directly or indirectly, any act in furtherance of an offer, payment, promise to pay, agreement, request, authorization or approval, or any other act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback, or other unlawful or improper payment or benefit; or (iv) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws; the Company and each of its Subsidiaries have conducted their business in compliance with applicable Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(aa)

Compliance with Anti-Money Laundering and Anti-Terrorism Financing Laws. The Company and its Subsidiaries have at all times been in compliance and will comply with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), including all amendments thereto and regulations promulgated thereunder, the Money Laundering Control Act of 1986 and with all other applicable anti-money laundering, anti-terrorism financing and proceeds of crime statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines that are issued, administered or enforced by any governmental agency with jurisdiction over the Company or any of its Subsidiaries (collectively, the “Anti-Money Laundering Laws”).

(bb)

Compliance with Sanctions Laws. (i) Neither the Company nor any of its Subsidiaries, nor any director, officer or employee thereof, nor any agent, affiliate, representative or other Person acting for or on behalf of the Company or any of its Subsidiaries, is or undertakes any business with a Person that is, or is owned or controlled (directly or indirectly) by one or more Persons that are:

(A)

subject to or the target of any financial, economic or trade sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council (“UNSC”), the European Union (“EU”) or any EU member state, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, Sanctions”), including without limitation individuals or entities named on OFAC’s Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, and Sectoral Sanctions Identifications List, or

(B)

located, organized or resident in or operate from a country or territory that is, or whose government is, subject to or the target of general, comprehensive, or territory-wide Sanctions (including, without limitation, the so-called Donetsk People’s Republic and Luhansk People’s Republic; the Crimea, Zaporizhzhia and Kherson regions of Ukraine (in each case to the extent that such areas of Kherson or Zaporizhzhia are under control of Russia) and any other territories of Ukraine over which Russia retains control, purported control or a territorial claim; Syria; Cuba; Iran; and North Korea) (each, a “Sanctioned Country”).

(ii)

The Company and its Subsidiaries will not, and will ensure that none of their respective officers, directors, or to the Company’s best knowledge after due care and inquiry, employees thereof, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)

to fund or facilitate any dealings, activities or business in, with or relating to any Sanctioned Country, or of, with or relating to any Person that, at the time of such funding or facilitation, is subject to or the target of Sanctions, or which is owned 50 percent or more or controlled by any such Person; or

(B)

in any other manner that would result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)

The Company and its Subsidiaries, including any respective director, officer or employee thereof, and any agent, affiliate, representative or any Person acting for or on behalf of the Company or any of its Subsidiaries, have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with or relating to any Person that at the time of the dealing or transaction is or was subject to or the target of Sanctions or with, in, or relating to any Sanctioned Country.

(iv)

No investigation, inquiry, action or suit or proceeding by or before any governmental entity, involving any actual or alleged violations of any Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions, or laws relating to cybersecurity, information security, privacy and data protection by the Company or its Subsidiaries, is pending, or to the best knowledge of the Company, threatened.

(cc)

Ongoing Compliance. The Company and its Subsidiaries have maintained complete and accurate books and records in accordance with the Anti-Corruption Laws and generally accepted accounting principles. The Company and its Subsidiaries have conducted and the Company shall and shall ensure each of its subsidiaries to conduct, their respective businesses in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions and laws relating to cybersecurity, information security, privacy and data protection, and have instituted, maintained, and adhered to, and will continue to maintain, adhere to and enforce policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(dd)

Title to Property. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or failure of which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) each of the Company and its Subsidiaries has good and marketable title (valid land use rights and building ownership certificates in the case of real properties located in the PRC) to all real properties and good and marketable title to all personal properties, in each case, owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects; and (ii) any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases.

(ee)

Possession of Intellectual Property. The Company and its Subsidiaries own, possess, have been authorized to use or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed to be conducted as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. (i) To the Company’s best knowledge after due care and inquiry, there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries; (iii) there is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiaries’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s best knowledge after due care and inquiry, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s best knowledge after due care and inquiry, threatened action, suit, proceeding or claim by others that the Company, any Subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (vi) none of the Intellectual Property Rights used by the Company or its Subsidiaries in their businesses has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or its Subsidiaries in violation of the rights of any persons; and (vii) the Company and its Subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.

(ff)

Merger or Consolidation. Neither the Company nor any of its Subsidiaries is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and which is not so described.

(gg)

Termination of Contracts. Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or filed as an exhibit to the Registration Statement, and, to the Company’s best knowledge after due care and inquiry, no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries, or to the best knowledge of the Company after due care and inquiry, any other party to any such contract or agreement.

(hh)

Absence of Labor Dispute; Compliance with Labor Law. No material labor dispute with the employees or third-party contractors of the Company or any of its Subsidiaries exists, or to the best knowledge of the Company after due care and inquiry, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and its Subsidiaries that could have a Material Adverse Effect. The Company and its Subsidiaries are and have been in all times in compliance with all applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists, or to the best knowledge of the Company after due care and inquiry, is imminent.

(ii)

Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(jj)

Possession of Licenses and Permits. (i) Each of the Company and its Subsidiaries possesses all licenses, certificates, approvals, authorizations, declarations and permits issued by, and has made all necessary reports to and filings with, the appropriate national, local or foreign regulatory authorities having jurisdiction over the Company and each of its Subsidiaries and their respective assets and properties, for the Company and each of its Subsidiaries that are necessary to conduct their respective businesses; (ii) each of the Company and its Subsidiaries is in compliance with the terms and conditions of all such licenses, certificates, approvals, authorizations and permits; (iii) such licenses, certificates, approvals, authorizations and permits are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Registration Statement, the Time of Sale Prospectus or the Prospectus; (iv) neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, approvals, authorization or permit; (v) neither the Company nor any of its Subsidiaries has any reason to believe that any such license, certificate, approvals, authorization or permit will not be renewed in the ordinary course.

(kk)

Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or its Subsidiaries on the one hand and their respective shareholders, sponsors, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ll)

PFIC Status. Based on the current and expected composition of the Company’s income and assets and the expected value of the Company’s assets (including goodwill and other intangibles, which is based in part on the expected price of the ADSs in the offering), the Company does not expect to be a “passive foreign investment company” for U.S. federal income tax purposes for its current taxable year.

(mm)

No Transaction or Other Taxes. No transaction, stamp, capital or other documentary, issuance, registration, transfer, or other similar taxes or duties (collectively, the “Stamp Taxes”) or withholding taxes are payable by or on behalf of the Underwriters to the government of the PRC, Hong Kong, the Cayman Islands or the United States or any political subdivision or taxing authority thereof in connection with (i) the creation, allotment, issuance, sale and delivery of the Offered Securities by the Company or the deposit of the Offered Shares with the Depositary and the Custodian, as defined in the Deposit Agreement (the “Custodian”), the issuance of the Offered ADSs by the Depositary, and the delivery of the Offered ADSs to or for the account of the Underwriters, (ii) the purchase from the Company of the Offered Securities and the initial sale and delivery of the Offered Securities to purchasers thereof by the Underwriters, or (iii) the execution, delivery or performance of this Agreement or the Deposit Agreement; except that Cayman Islands stamp duty may be payable in the event that this Agreement or the Deposit Agreement is executed in or brought within the jurisdiction of the Cayman Islands, as applicable.

(nn)

Independent Auditors. Ernst & Young Hua Ming LLP, whose reports on the consolidated financial statements of the Company are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(oo)

Financial Statements. The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly the financial position of the Company and the Subsidiaries as of the dates indicated and consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; all disclosures included in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable; the other financial data relating to the Company and its subsidiaries contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been derived from the accounting records of the Company and its Subsidiaries and accurately and fairly presents the information shown thereby and have been prepared on a basis consistent with the financial statements and books and records of the Company in all material respects; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(pp)

Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately and fairly describes in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis and that require management’s most difficult, subjective or complex judgments; (ii) the material judgments and uncertainties affecting the application of critical accounting policies and estimates; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments, events known to the Company, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and its Subsidiaries, if any. There are no outstanding guarantees or other contingent obligations of the Company or its Subsidiaries that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. All preferential tax treatment obtained by the Company and its Subsidiaries as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus from national and local governments of the PRC are valid, binding and enforceable. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and have consulted with its independent accountants with regards to such disclosure.

(qq)

Internal Controls. The Company maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(rr)

Sarbanes-Oxley Act; New York Stock Exchange Rules. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, and all rules of the New York Stock Exchange that are applicable to them as of the date of this Agreement.

(ss)

Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities and information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(tt)

Absence of Accounting Issues. The Company has not received any notice, oral or written, from the board of directors stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the board of directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years.

(uu)

IT Systems. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented, maintained and complied with reasonably adequate and effective controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, household, sensitive, confidential or regulated data, or any such data that may constitute trade secrets, important data and working secrets of any governmental authority or any other data that would otherwise be detrimental to national security, public interest or lawful rights and interests of relevant individuals or organizations pursuant to the applicable laws (“Personal and Confidential Data”)) used in connection with their businesses and/or the offering of the ADSs, and there have been no material event or condition that would reasonably be expected to result in, any breach, destruction, loss, violation, outage, leakage, misappropriation, modification, unauthorized distribution, use of or access to or other compromise or misuse of same. Except failure to do so will not result in a Material Adverse Effect, the Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, contractual obligations and mandatory industrial standards relating to the privacy and security of IT Systems and Personal and Confidential Data (“Data Security Obligations”), to the protection of such IT Systems and Personal and Confidential Data from unauthorized use, access, misappropriation or modification and to the data outbound transition.

(vv)

Third-party Data. Any third-party statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus or Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data are consistent with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(ww)

Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement or the Exchange Act Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required.

(xx)

No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than the preliminary prospectus filed as part of the Registration Statement as originally confidentially submitted or as part of any amendment thereto, the Prospectus and any issuer free writing prospectus to which the Representatives have consented, as set forth on Schedule II hereto.

(yy)

Payments of Dividends; Payments in Foreign Currency. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) none of the Company nor any of its Subsidiaries is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Subsidiary or (C) transferring any of its properties or assets to the Company or any other Subsidiary; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries (A) may be converted into United States dollars, that may be freely transferred out of such Person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such Person’s jurisdiction of incorporation or tax residence; and (B) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such Person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such Person.

(zz)

Net Proceeds. The application of the net proceeds from the offering of the ADSs, as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, will not (i) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any Subsidiary, (ii) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any Subsidiary or (iii) contravene or violate the terms or provisions of any governmental authorization applicable to any of the Company or any Subsidiary.

(aaa)

Compliance with PRC Overseas Investment and Listing Regulations. Each of the Company and its Subsidiaries has complied, and has taken all necessary steps to ensure compliance by each of its shareholders, directors, officers, option holders and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the CSRC and the State Administration of Foreign Exchange (the “SAFE”) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company, (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that, to the Company’s best knowledge after due care and inquiry, is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(bbb)

M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and SAFE on August 8, 2006 and amended by the Ministry of Commerce on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. (i) The issuance and sale of the Offered Securities, the listing and trading of the Offered ADSs on the New York Stock Exchange and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be, as of the date hereof or on the Closing Date or the applicable Option Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) as of the date hereof or on the Closing Date or the applicable Option Closing Date, the PRC Mergers and Acquisitions Rules do not require the Company to obtain the prior approval of the CSRC.

(ccc)

CSRC Filings. (i) Each of the letters, filings, correspondences, communications, documents, responses, undertakings and submissions in any form, including any amendments, supplements and/or modifications thereof, made or to be made to the CSRC, relating to or in connection with the offering of the ADSs pursuant to the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (境内企业境外发行证券和上市管理试行办法) and supporting guidelines issued by the CSRC, as amended, supplemented or otherwise modified from time to time (the “CSRC Filing Rules”) and other applicable rules and requirements of the CSRC (including, without limitation, the filing report of the Company in relation to this offering, including any amendments, supplements and/or modifications thereof, submitted to the CSRC on September 18, 2023 pursuant to Article 13 of the CSRC Filing Rules (the “CSRC Filing Report”) and supplementary explanation, filings and/or responses for the purpose of replying to queries and comments raised by the CSRC) (the “CSRC Filings”) is and remains complete, true and accurate and not misleading in any respect, and does not omit any information which would make the statements made therein, in light of the circumstances under which they were made, misleading in any respect.

(ii) The Company has not provided any undertaking to the CSRC which the Underwriters are not aware of.

(ddd)

Data Protection. (i) Each of the Company and its Subsidiaries has complied with all applicable laws concerning cybersecurity, data security and protection, confidentiality and archive administration (collectively, the “Data Protection Laws”) in all material respects; (ii) neither the Company nor any of its Subsidiaries have been informed by any relevant administration departments of each critical industry sector that the Company or any of its Subsidiaries as, a “critical information infrastructure operator” under the Cybersecurity Law of the PRC; (iii) to the Company’s best knowledge after due care and inquiry, neither the Company nor any of its Subsidiaries is subject to any investigation, inquiry or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review by the Cyberspace Administration of China (“CAC”), the CSRC, or any other relevant governmental authority; (iv) except as would not, individually or in aggregate, result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries has received any notice (including, without limitation, any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint or allegation from the relevant governmental authority alleging any breach or non-compliance by it of the applicable Data Protection Laws or prohibiting the transfer of data to a place outside the relevant jurisdiction; (v) neither the Company nor any of its Subsidiaries has received any claim for compensation from any person in respect of its business under the applicable Data Protection Laws in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data and there is no outstanding order against the Company or any of its Subsidiaries in respect of the rectification or erasure of data;

(vi) no warrant has been issued authorizing the cybersecurity, data privacy, confidentiality or archive administration governmental authority (or any of its officers, employees or agents) to enter any of the premises of the Company or any of its Subsidiaries for the purposes of, inter alia, searching them or seizing any documents or other materials found there; (vii) neither the Company nor any of its Subsidiaries has received any communication, enquiry, notice, warning or sanctions with respect to the Cybersecurity Law of the PRC or from the CAC or pursuant to the Data Protection Laws (including, without limitation, the CSRC Archive Rules); (viii) the Company is not aware of any pending or, to the Company’s best knowledge after due care and inquiry, threatened investigation, inquiry or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review, by the CAC, the CSRC, or any other relevant governmental authority on the Company or any of its Subsidiaries or any of their respective directors, officers and employees; (ix) the Company is not aware of any pending or threatened actions, suits, claims, demands, investigations, judgments, awards and proceedings on the Company or any of its Subsidiaries or any of their respective directors, officers and employees pursuant to the Data Protection Laws (including, without limitation, the CSRC Archive Rules); and (x) neither the Company nor any of its Subsidiaries has received any objection to this offering or the transactions contemplated under this Agreement from the CSRC, the CAC or any other relevant governmental authority.

(eee)	Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(fff)

Absence of Manipulation. None of the Company, the Subsidiaries or, to the best knowledge of the Company after due care and inquiry, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action which was designed to cause or result in, or that has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(ggg)

No Sale, Issuance and Distribution of Shares. The Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(hhh)

No Immunity. None of the Company, the Subsidiaries or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, Hong Kong, the PRC or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Hong Kong, PRC, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of the Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 12 of this Agreement and Section 7.7 of the Deposit Agreement.

(iii)

Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands, Hong Kong and the PRC and will be observed and given effect to by the courts in the Cayman Islands, Hong Kong and the PRC, subject to the discretion of the relevant courts and public policies and other principles to be considered by such courts and the other conditions as described under the section titled “Enforceability of Civil Liabilities” in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Company has the power to submit, and pursuant to Section 12 of this Agreement and Section 7.7 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 12 of this Agreement and Section 7.7 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the Offered Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 12 hereof and Section 7.7 of the Deposit Agreement.

(jjj)

Enforceability of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be recognized and enforced against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands and PRC, provided that (i) with respect to courts of the Cayman Islands, (A) such courts had proper jurisdiction over the parties subject to such judgment, (B) such courts did not contravene the rules of natural justice of the Cayman Islands, (C) such judgment was not obtained by fraud, (D) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (E) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (F) there is due compliance with the correct procedures under the laws of the Cayman Islands, and (ii) with respect to courts of the PRC, any application or request for recognition and enforcement of such judgment is subject to compliance with relevant civil procedural requirements in the PRC. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or PRC.

(kkk)

No Finder’s Fee. There are no contracts, agreements or understandings between the Company or its Subsidiaries and any person that would give rise to a valid claim against the Company or its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and its Subsidiaries or any of their respective officers, directors, shareholders, sponsors, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the FINRA.

(lll)

No Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of its Subsidiaries or any of their respective officers, directors or 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission.

(mmm)

Representation of Officers. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters in connection with the offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(nnn)

Tax Filings and Payments. (i) The Company and each of its Subsidiaries have filed all federal, state, national, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except for cases where failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or except for taxes currently being contested in good faith and for which adequate reserves have been made in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have), individually or in the aggregate, a Material Adverse Effect. (ii) Any unpaid material income and corporation tax liability of the Company for any years not finally determined have been accrued on the Company’s financial statements in accordance with the United States generally accepted accounting principles. (iii) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(ooo)

Liquidity and Capital Resources. The Registration Statement, the Time of Sale Prospectus and the Prospectus fairly and accurately describe all material trends, demands, commitments, events, uncertainties and the potential effects thereof known to the Company, and that the Company believes would materially affect its liquidity and are reasonably likely to occur.

(ppp)

Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus (including all amendments and supplements thereto) and the CSRC Filings has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qqq)

Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its Subsidiaries, or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s best knowledge after due care and inquiry, threatened or contemplated.

(rrr)

Outbound Investment Rule. For purposes of Provisions Pertaining to U.S. Investments in Certain National Security Technologies and Products in Countries of Concern, RIN 1505-AC82 (Oct. 28, 2024) (the “Outbound Investment Rules”), the Company and its subsidiaries (together, the “Group”) and their respective activities do not fall within, and the Company does not have plans for the Group to engage in activities falling within the definition of “prohibited transaction” at 31 C.F.R. § 850.224 or “notifiable transaction” at 31 C.F.R § 850.217 with respect to a “covered transaction” described in 31 C.F.R. §§ 850.210(a)(1) or 805.210(a)(3), as such terms are defined thereunder as of the date of this Agreement and interpreted by the U.S. Department of the Treasury in the Supplementary Information at 89 F.R. 90398 and the “Outbound Investment Security Program—Frequently Asked Questions” updated December 23, 2025 (collectively, the “Related Interpretations”), in which, in each case, the Company or members of its Group would otherwise become a “covered foreign person,” as defined in 31 C.F.R. § 850.209 as of the date of this Agreement and interpreted by the U.S. Department of the Treasury in the Related Interpretations (“Covered Foreign Person”). Neither the Company nor any member of its Group directly or indirectly holds any board seat on, voting or equity interest in, or contractual power to direct the management or policies of, a person of a “country of concern” which engages in or has plans to engage in any “covered activity”, in each, as defined in the Outbound Investment Rules as of the date of this Agreement and interpreted by the U.S. Department of the Treasury in the Related Interpretations.

2.	AGREEMENTS TO SELL AND PURCHASE.

The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm ADSs set forth in Schedule I hereto opposite its name at US$[•] per American Depositary Share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional ADSs at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional ADSs shall be reduced by an amount per ADS equal to any dividends declared by the Company and payable on the Firm ADSs but not payable on such Additional ADSs. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs nor later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional ADSs as the Representatives may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

3.

TERMS OF PUBLIC OFFERING. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Offered ADSs as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Offered ADSs are to be offered to the public initially at US$[•] per ADS (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of US$[•] per ADS under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of US$[•] per ADS, to any Underwriter or to certain other dealers.

4.	PAYMENT AND DELIVERY.

(a)

Payment for the Firm ADSs to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm ADSs for the respective accounts of the several Underwriters at [Time], New York City time, on [•], 2026, or at such other time on the same or such other date, not later than [•], 2026, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b)

Payment for any Additional ADSs shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional ADSs for the respective accounts of the several Underwriters at [Time], New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [•], 2026 as shall be designated in writing by the Representatives.

(c)

The Offered ADSs to be delivered to each Underwriter shall be delivered in book entry form, and registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. Such Offered ADSs shall be delivered by or on behalf of the Company to the Representatives through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account(s) specified by the Company to the Representatives on the Closing Date or an Option Closing Date, as the case may be, or at such other time and date as shall be designated in writing by the Representatives. The Company will cause the certificates representing the Offered Shares to be made available for inspection at least 24 hours prior to the Closing Date or Option Closing Date, as the case may be.

5.

CONDITIONS TO THE UNDERWRITERS’ OBLIGATIONS. The obligations of the Company to sell the Offered Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Offered Securities on the Closing Date and each Option Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [•] p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)	Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the applicable Option Closing Date, as the case may be,

i. there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, management or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)

The respective representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the applicable Option Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the applicable Option Closing Date, as the case may be.

(c)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, a certificate, dated such date, signed by a duly authorized executive officer of the Company, to the effect set forth in Sections 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or the applicable Option Closing Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date (and the officer signing and delivering such certificate may rely upon the best of his or her knowledge after due care and inquiry as to proceedings threatened).

(d)

The Underwriters shall have received prior to the execution of this Agreement and on the Closing Date or the applicable Option Closing Date, as the case may be, a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance satisfactory to the Underwriters.

(e)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion and negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(f)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion or opinions of Harney Westwood & Riegels, Cayman Islands counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(g)

The Company shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of King & Wood, PRC counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters (together with a consent letter, in form and substance satisfactory to the Underwriters, permitting the Company to provide a copy of such opinion to the Underwriters) and a copy of such opinion shall have been provided to the Underwriters.

(h)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, Hong Kong counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(i)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion and negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Underwriters, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(j)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Zhonglun Law Firm, PRC counsel for the Underwriters, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(k)

The Underwriters shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, dated the Closing Date or the applicable Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(l)

The Underwriters shall have received, on each of the date hereof and the Closing Date or the applicable Option Closing Date, as the case may be, a letter dated such date, in form and substance satisfactory to the Underwriters, from Ernst & Young Hua Ming LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” no more than 5 business days prior to such Closing date.

(m)

The “lock-up” letters, each substantially in the form of Exhibit A hereto, executed by the individuals and entities listed on Schedule V relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representatives on or before the date hereof (the “Lock-up Letter”), shall be in full force and effect on the Closing Date.

(n)

There shall not have been any adverse legislative or regulatory developments in the PRC following the signing of this Agreement, which in the Representatives’ sole judgment in good faith, would make it inadvisable or impractical to proceed with the public offering or the delivery of the Offered Securities on the Closing Date or the applicable Optional Closing Date, as the case may be, on the terms and in the manner contemplated in this Agreement.

(o)

The Company and the Depositary shall have executed and delivered the Deposit Agreement and, in the case of the Company, a side letter (the “Depositary Side Letter”) addressed to the Depositary, instructing the Depositary not to accept any shareholder’s deposit of Ordinary Shares in the Company’s American Depositary Receipt facility or issue any new ADSs to any shareholder or any third party unless consented to by the Company, and the Deposit Agreement shall be in full force and effect on the Closing Date and the applicable Option Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Offered Shares and the issuance of the Offered ADSs in accordance with the Deposit Agreement.

(p)

The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Offered Shares against issuance of the Offered ADSs, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(q)	The Offered ADSs shall have been approved for listing on the New York Stock Exchange, subject to only official notice of issuance.

(r)

If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after 4:00 p.m., New York City time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(s)

The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(t)

No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered Shares shall have been instituted or, to the Company’s best knowledge after due care and inquiry, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to Representatives’ reasonable satisfaction.

(u)	FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(v)	On or prior to the Closing Date or the applicable Option Closing Date, as the case may be, the ADSs shall be eligible for clearance and settlement through the facilities of DTC.

(w)

The CSRC having accepted the CSRC Filings and published the filing results in respect of the CSRC Filings on its website, and such notice of acceptance and/or filing results published not having otherwise been rejected, withdrawn, revoked or invalidated prior to the Closing Date.

(x)

On the Closing Date or the applicable Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus and the Prospectus, issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(y)

No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the applicable Option Closing Date, as the case may be, prevent the issuance or sale of the ADSs; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the applicable Option Closing Date, as the case may be, prevent the issuance or sale of the ADSs.

The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance of such Additional ADSs.

Notwithstanding the immediately preceding paragraph, the Representatives may, in their sole discretion, waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Closing Date or an Option Closing Date.

6.	COVENANTS OF THE COMPANY.

6.1	The Company, in addition to its other agreements and obligations hereunder, covenants with each Underwriter as follows:

(a)	To file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act.

(b)

To furnish to the Representatives, without charge, signed copies of the Registration Statement and the ADS Registration Statement (including, in each case, exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement and the ADS Registration Statement (in each case, without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 6(f) or 6(g)below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(c)

Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d)

To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(e)

Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)

If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)

If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which the Offered Securities may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)	To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(i)

To advise the Representatives promptly and confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any Time of Sale Prospectus, Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered Shares, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or the ADS Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(j)

To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including Rule 158 under the Securities Act).

(k)

During the period when the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the five-year period after the date of this Agreement, to furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to the Representatives (i) as soon as available, a copy of each report of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request; provided, however, that (i) in each case the Company will have no obligation to deliver such reports to the extent they are publicly available on the Company’s website or the Commission’s EDGAR reporting system, and (ii) if the Company ceases to be subject to reporting obligations under the Exchange Act, it will have no obligation hereunder to deliver any reports.

(l)	Pursuant to reasonable procedures developed in good faith, to retain copies of each free writing prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m)

To apply the net proceeds to the Company from the sale of the Offered Securities in the manner set forth under the heading “Use of Proceeds” in the Time of Sale Prospectus and in compliance with any applicable laws, rules and regulations of any governmental body, agency or court having jurisdiction over the Company or its Subsidiaries and to file such reports with the Commission with respect to the sale of the Offered Securities and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner (i) as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act, and (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the State Administration of Foreign Exchange of the PRC.

(n)

Not to, and to cause each of its Subsidiaries not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(o)

Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the online offering of the ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(p)

To comply with the terms of the Deposit Agreement so that the Offered ADSs will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(q)

(i) Not to attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(r)

To comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable efforts to cause holders of its Ordinary Shares that, to the Company’s best knowledge after due care and inquiry, are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, as known to the Company, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of SAFE).

(s)

To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company or a foreign private issuer at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 6.1(v) hereof.

(t)

To indemnify and hold harmless the Underwriters against any transaction, stamp, capital or other issuance, registration, documentary, transaction, transfer, withholding or other similar taxes or duties (other than taxes imposed on the net income of an Underwriter or withholding taxes that would have been compensated for under the third sentence of this paragraph but for the exception therein), including any interest and penalties, imposed under the laws of Cayman Islands, Hong Kong or the PRC or any political sub-division or taxing authority thereof or therein on the creation, allotment, issue and sale of the Offered Securities to the Underwriters and on the execution and delivery of, and the performance of the obligations (including the initial resale and delivery of the Offered Securities by the Underwriters) under, this Agreement or the Deposit Agreement. All payments to be made by the Company hereunder shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except to the extent of taxes imposed by reason of a present or former connection between the recipient and the jurisdiction imposing such taxes (other than a connection that would not have arisen but for the transactions contemplated by this Agreement). In addition, all sums payable to an Underwriter hereunder shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, upon receipt of value added or similar tax receipts, the Company shall, in addition to the sum payable hereunder, pay an amount equal to any applicable value added or similar tax.

(u)

The Company, without the prior written consent of Cantor Fitzgerald & Co. (“CF&CO”), will not, and will not publicly disclose any intention to, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or American Depositary Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or American Depositary Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares, American Depositary Shares or such other securities, in cash or otherwise, (iii) file or submit any registration statement with the Commission relating to the offering of any Ordinary Shares, American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares.

The restrictions contained in the preceding paragraph shall not apply to (i) the Offered Securities to be sold hereunder, or (ii) the issuance by the Company of Ordinary Shares upon the exercise or settlement, as applicable, of awards granted under any share incentive plan as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (each, a “Share Incentive Plan”) or the conversion of a security outstanding on the date hereof as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, provided that the Company shall cause the Ordinary Shares received upon such exercise, settlement or conversion to be subject to the lock-up restriction described in this section; (iii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or American Depositary Shares, provided that (x) such plan does not provide for the transfer of Ordinary Shares or American Depositary Shares during the Restricted Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares or American Depositary Shares may be made under such plan during the Restricted Period.

(v)

The Company agrees (1) to cause each shareholder, incentive shareholder, option holder and other participant of its share incentive plans who has not entered into a Lock-up Letter contemplated hereunder to be subject to and comply with all of the restrictions set forth in such Lock-up Letter, (2) to instruct its share registrar not to give effect to any share transfers directly or indirectly by any shareholder during the Restricted Period, other than any transfer as permitted under the applicable Lock-up Letter, and (3) to enter into the Depositary Side Letter with the Depositary, and not to release the Depositary from any of its obligations set forth in, or otherwise amend, terminate or fail to enforce, the Depositary Side Letter or consent to any deposit during the Restricted Period unless with the prior written consent of CF&CO.

(w)

If Cantor Fitzgerald & Co., in its sole discretion, agrees to release or waive the restrictions set forth in a Lock-up Letter for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(x)

The Company agrees that if at any time following issuance of a free writing prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such free writing prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Time of Sale Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter a free writing prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission.

(y)

To comply with all applicable laws (including, without limitation and for the avoidance of doubt, the rules, regulations and requirements of the CSRC, the New York Stock Exchange and the Commission or any other relevant governmental authority) including, without limitation:

(i)

complying with the CSRC Filing Rules or other requirements in connection with the announcement and dissemination to the public under applicable circumstances, any information required by the CSRC, the New York Stock Exchange, the Commission or any other relevant governmental authority to be announced and disseminated to the public in any material respect;

(ii)

complying with the all applicable laws (including, without limitation, the CSRC Archive Rules) in connection with (A) the establishment and maintenance of adequate and effective internal control measures and internal systems for maintenance of data protection, confidentiality and archive administration; (B) the relevant requirements and approval and filing procedures in connection with its handling, disclosure, transfer and retention of transfer of state secrets and working secrets of government agencies or any other documents or materials that would otherwise be detrimental to national securities or public interest (the “Relevant Information”); and (C) maintenance of confidentiality of any Relevant Information;

(iii)

where there is any material information that shall be reported to the CSRC pursuant to the applicable laws (including, without limitation, the CSRC Filing Rules and the CSRC Archive Rules), promptly notifying the CSRC or the relevant PRC governmental authority and providing it with such material information in accordance with to the applicable laws, and promptly notifying the Representatives of such material information to the extent permitted by the applicable laws;

(iv)

keeping the Representatives informed of any material change to the information previously given to the CSRC, the New York Stock Exchange, the Commission or of any other relevant governmental authority, and to enable the Representatives to provide (or procuring their provision) to the CSRC, the New York Stock Exchange, the Commission or any such relevant governmental authority, in a timely manner, such information as the CSRC, the New York Stock Exchange, the Commission or any such relevant governmental authority may require.

(v)

cooperating with and fully assisting, each of the Underwriters, to facilitate its performance of its duties and to meet its obligations and responsibilities under all applicable laws from time to time in force, including, without limitation, the CSRC Filing Rules, the CSRC Archive Rules and the rules of the New York Stock Exchange and the Commission.

(z)

The Company will not, directly or indirectly, use the proceeds raised in the offering to engage in any activities falling within the definition of “covered activity” (as defined in 31 C.F.R. §850.208 by refence to “prohibited transactions” as defined in 31 C.F.R. §850.224 or “notifiable transactions” as defined in 31 C.F.R. 850.217) and will not directly or indirectly invest in, loan or otherwise provide any of such proceeds to any other person that engages in or plans to engage in any such covered activities.

(aa)

If any Underwriter acquires knowledge (as defined in 31 C.F.R. §850.216) at any time, including before or after Closing, that the transaction contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus is or was a “covered transaction” (as defined in 31 C.F.R. §850.210 by refence to “prohibited transactions” as defined in 31 C.F.R. §850.224 or “notifiable transactions” as defined in 31 C.F.R. 850.217), the Company shall, and shall cause its respective affiliates to, promptly provide to the underwriters all information and documentary materials as may be reasonably necessary, proper, or advisable, in the sole discretion of the underwriters, for the underwriters to fully comply with the Outbound Investment Rule, including, without limitation, 31 C.F.R. §850.403.

7.	EXPENSES.

Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including (i) all expenses incident to the issuance and delivery of the Offered ADSs (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent of the Shares; (iii) all Stamp Taxes (and any interest or penalties with respect thereto); (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors (not including the fees and expenses of the Underwriters except as otherwise set forth in this Agreement or in the relevant engagement letters between the Company and the Underwriters); (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, each Testing-the-Waters Communication, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered ADSs for offer and sale under the state securities or blue sky Laws or the provincial securities Laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper,” and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions; (vii) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Offered ADSs, including any related filing fees and legal fees of, and disbursements by, counsel to the Underwriters in accordance with relevant engagement letters between the Company and the Underwriters; (viii) the costs and expenses of the Company relating to investor presentations on any “road show,” any Testing-the-Waters Communications in connection with the offering of the ADSs, including expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the Representatives, employees and officers of the Company and any such consultants; (ix) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the ADSs or Shares and all fees and expenses associated with listing the Offered ADSs on NYSE; (x) all other fees, costs and expenses of the nature referred to in Item 13 of Part II of the Registration Statement and (xi) fees and expenses of counsel to the Underwriters, provided that the Company’s obligation to reimburse the Underwriters for their reimbursable fees and expenses (including the fees and expenses of counsel to the Underwriters), the outstanding amount of which may be directly deducted from the proceeds of this offering, shall be limited in the aggregate to $650,000. Any such amount payable to the Underwriters may be deducted from the purchase price for the Offered ADSs.

8.	COVENANTS OF THE UNDERWRITERS.

Each Underwriter, severally, and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9.	INDEMNITY AND CONTRIBUTION.

(a)

The Company agrees to indemnify and hold harmless each Underwriter, each director, officer, employee, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted or defending or investigating any such action or claim) (i) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication; or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; except insofar as such losses, claims, damages or liabilities are arising out of or based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the Underwriter Information (as defined below), (ii) that arise out of, or are based upon, any regulatory filings, including but not limited to any of the CSRC Filings relating to or in connection with this offering or any amendments or supplements thereto (in each case, whether or not approved by the Underwriters or any of them) containing any untrue, incorrect or inaccurate or alleged untrue, incorrect or inaccurate statement of fact, or omitting or being alleged to have omitted a fact necessary to make any statement therein, not misleading, or not containing, or being alleged not to contain, all information in the context of this offering or otherwise required to be contained thereto or being or alleged to be defamatory of any person or any jurisdiction, (iii) that arise out of, or are based upon, any action, suit or proceeding in connection with this offering by or before any government authority having commenced or been threatened (including any inquiries or investigations by any government authority) or any settlement of any such proceeding. For the avoidance of doubt, the indemnity agreement of the Company under this Section 9 shall be in addition to any liabilities that the Company may otherwise have, including but not limited to the indemnity agreement assumed by the Company under (i) the indemnification letter entered into separately between the Company and CMB International Capital Limited and Huatai Securities (USA), Inc. on July 31, 2024 in connection with the preparation for this offering; and (ii) the indemnification letter entered into separately between the Company and CF&CO on July 1, 2026 in connection with the preparation for this offering (together, the “Indemnification Letters”).

(b)

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, any Testing-the-Waters Communication or the Prospectus or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the names and addresses of the Underwriters appearing in the first paragraph under the caption “Underwriting” (the “Underwriter Information”).

(c)

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, or (iv) the indemnified party shall have concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel and U.S. counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their respective directors, officers, employees and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and (y) does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)

To the extent the indemnification provided for in Section 9(a) or 9(b), is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Offered Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Offered ADSs they have purchased hereunder, and not joint.

(e)

The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(c) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)

The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, its directors, officers, employees, any person controlling any Underwriter or any affiliate of any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

10.	TERMINATION.

The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or the applicable Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the Nasdaq Stock Market, the Hong Kong Stock Exchange or other relevant exchanges, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of the exchange(s) on which the Company’s securities are traded or by order of the Commission, FINRA, or any other government authority having jurisdiction over the offering or trading of the Offered Securities, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC or the Cayman Islands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, PRC or Cayman Islands authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (vi), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of the ADSs.

If this Agreement is terminated by the Representatives pursuant to Section 5, Section 10 or Section 11, or if the sale to the Underwriters of the Offered ADSs on the Firm Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all accountable, out-of-pocket expenses actually and reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered ADSs, including fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

11.	EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Offered ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Offered ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Offered ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12.

SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE. The Company hereby irrevocably submits to the exclusive jurisdiction of the New York Courts in any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the Offered Securities, or any transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Deposit Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement, the offering of the Offered Securities, or any transactions contemplated hereby in the New York Courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Cogency Global Inc. as its respective authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

13.

JUDGMENT CURRENCY. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company pursuant to this Agreement with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

14.

ENTIRE AGREEMENT. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the sale and purchase of the Offered Securities and the offering of the Offered Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Offered Securities and the offering of the Offered Securities. For the avoidance of doubt, the Indemnification Letters are not superseded by this Agreement. Notwithstanding anything herein to the contrary, the engagement letter entered into between the Company and CF&CO on May 25, 2026 (the “Engagement Letter”) shall continue to be effective and the terms therein, including, without limitation, Sections 5 and 6 with respect to any future offerings of the Engagement Letter shall continue to survive and be enforceable in accordance with its terms.

15.	COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.

APPLICABLE LAW. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17.	HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.	NOTICES. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at:

Cantor Fitzgerald & Co.

110 East 59th Street

New York, NY 10022

Huatai Securities (USA), Inc.

280 Park Ave, 21E

New York, NY 10017

United States of America

CMB International Capital Limited

45th Floor, Champion Tower

3 Garden Road

Central, Hong Kong

US Tiger Securities, Inc.

437 Madison Avenue, 27th Floor

New York, NY 10022

if to the Company shall be delivered, mailed or sent to LONDIAN WASON NEW ENERGY TECH INC., T1-7A, 1 Shenzhen Bay Plaza, No. 2233 South Keyuan Road, Nanshan District, Shenzhen, China, Attention: Hao Shen.

19.

PARTIES AT INTEREST. The Agreement set forth has been and is made solely for the benefit of the Underwriters, the Company and to the extent provided in Section 9 hereof the controlling persons, affiliates, directors, officers and employees referred to in such sections and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any rights under or by virtue of this Agreement.

20.	ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees to each of the following:

(a)

No Other Relationship. Each of the Underwriters has been retained solely to act as an underwriter in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and any of the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether any of the Representatives have advised or are advising the Company on other matters.

(b)

Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement.

(c)

Absence of Obligation to Disclose. The Company has been advised that the each of the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that each of the Underwriters has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship.

(d)

Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the each of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

21.	RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

(a)

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22.

COMPLIANCE WITH USA PATRIOT ACT. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

23.

WAIVER OF IMMUNITY. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Cayman Islands, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) the PRC, (iv) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

24.	WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

25.

SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Underwriters, the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and affiliates of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of the Company’s directors, its officers who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 25, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

26.

PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

27.

AMENDMENTS. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[Signature page follows]

Very truly yours,

LONDIAN WASON NEW ENERGY TECH INC.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

CONFIRMED AND ACCEPTED as of the date first above written:

Cantor Fitzgerald & Co.

By:
Name:
Title:

For itself and as Representative of the other Underwriters named in Schedule I hereto.

[Signature page to Underwriting Agreement]

CONFIRMED AND ACCEPTED as of the date first above written:

Huatai Securities (USA), Inc.

By:
Name:
Title:

For itself and as Representative of the other Underwriters named in Schedule I hereto.

[Signature page to Underwriting Agreement]

CONFIRMED AND ACCEPTED as of the date first above written:

CMB International Capital Limited

By:
Name:
Title:

By:
Name:
Title:

For itself and as Representative of the other Underwriters named in Schedule I hereto.

[Signature page to Underwriting Agreement]

CONFIRMED AND ACCEPTED as of the date first above written:

US Tiger Securities, Inc.

By:
Name:
Title:

For itself and as Representative of the other Underwriters named in Schedule I hereto.

[Signature page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm ADSs to be Purchased	Maximum Number of Additional ADSs to be Purchased
[•]
[•]
[•]

Total:

Schedule I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [•], 2026

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	Public Offering Price: US$[•] per ADS

The number of ADSs purchased by the Underwriters is [•]

Schedule II-1

SCHEDULE III

Written Testing-the-Waters Communication

[List all Written Testing-the-Water Communications, if any]

Schedule III-1

SCHEDULE IV

SUBSIDIARIES OF THE COMPANY

Name	Place of Incorporation

Londian Wason New Energy Tech (Hong Kong) Limited	Hong Kong

Londian Wason (Shenzhen) Holding Group Co., Ltd.	PRC

Shenzhen Londian Wason Technology Co., Ltd.	PRC

Londian Wason Technology (Nanjing) Co., Ltd.	PRC

Shenzhen Londian Wason New Material Co., Ltd.	PRC

Nanjing Longxin Electronic Technology Co., Ltd.	PRC

Lingbao Hongyu Electronics Co., Ltd.	PRC

Lingbao Wason Copper-Foil Co., Ltd.	PRC

Shaanxi Hanhe New Material Technology Co., Ltd.	PRC

Shandong Hesheng Copper Co., Ltd.	PRC

Nanjing Londian Wason New Energy Materials Industrial Technology Research Institute Co., Ltd.	PRC

Henan High-Precision Copper-Foil Industrial Technology Research Institute Co., Ltd.	PRC

Lingbao Baoxin Electronic Science and Technology Co., Ltd.	PRC

Nanning Longdian Ningxin New Material Technology Co., Ltd.	PRC

Longdian Wason Copper-Foil (Malaysia) Sdn. Bhd.	Malaysia

Schedule IV-1

SCHEDULE V

LIST OF LOCKED-UP PARTIES

All directors and executive officers of the Company:

1.	Guanran Wang

2.	Guangling Zhou

3.	Zhongbo Bai

4.	Yuchi Tsui

5.	Young Hoon Kim

6.	Hyundai Kim

7.	Young Hyun Kong

8.	Zheng Zheng

9.	Hao Shen

10.	Xi Zhou

11.	Shengxian Wang

12.	He Huang

All shareholders of the Company:

Schedule V-1

EXHIBIT A

FORM OF LOCK-UP LETTER

____________, 2026

Cantor Fitzgerald & Co. (“CF&CO”)

110 East 59th Street

New York, NY 10022

Huatai Securities (USA), Inc.

280 Park Ave, 21E

New York, NY 10017

United States of America

CMB International Capital Limited

45th Floor, Champion Tower

3 Garden Road

Central, Hong Kong

US Tiger Securities, Inc.

437 Madison Avenue, 27th Floor

New York, NY 10022

As representatives (the “Representatives”) of the several Underwriters (as defined below)

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an underwriting agreement (the “Underwriting Agreement”) with LONDIAN WASON NEW ENERGY TECH INC., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), providing for the public offering (the “Public Offering”) by the several underwriters, including the Representatives (the “Underwriters”), of an aggregate of [•] ordinary shares, par value US$0.00001 per share, of the Company (the “Ordinary Shares”) in the form of [•] American Depositary Shares (the “ADSs”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of CF&CO on behalf of the Underwriters, it will not, and will not cause any direct or indirect affiliate to, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, whether now or hereafter, beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for the Ordinary Shares or the ADSs (including without limitation, Ordinary Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Ordinary Shares and the ADSs, “Lock-up Securities”), (2) enter into any hedging, swap or other transactions or arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-up Securities, in cash or otherwise.

The foregoing sentence shall not apply to (a) transactions relating to Ordinary Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions, (b) transfers of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift, (c) if the undersigned is a natural person, transfers of Lock-up Securities upon death by will or intestacy, or to immediate family members, to any trust for the direct or indirect benefit of the undersigned, or to any entity beneficially owned and controlled by the undersigned (or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; for purposes of this letter, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin), (d) transfers of any Lock-up Securities by operation of law, including pursuant to an order of a court or regulatory agency, (e) transfers of Lock-up Securities for bona fide estate planning purposes, (f) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, distributions of Lock-up Securities to limited partners or stockholders of the undersigned or to an “affiliate” of the undersigned as such term is defined in the Securities Act; or (g) any repurchase by the Company of Lock-up Securities pursuant to any contractual arrangement that provides for the repurchase of such securities by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company or any subsidiaries or consolidated affiliated entities of the Company as disclosed in the Prospectus; provided that in the case of any transfer or distribution pursuant to clause (b) to (g), (A) each donee, transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter; (B) no filing under the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period and (C) such transfer or distribution shall not involve a disposition for value, or (h) the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-up Securities, provided that (A) such plan does not provide for the transfer of Lock-up Securities during the Restricted Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of securities may be made under such plan during the Restricted Period; or (i) a sale or surrender to the Company by the undersigned or a withholding by the Company for tax withholding purposes in connection with the vesting of equity awards of the undersigned that are subject to a taxable event upon vesting, (j) transfers of shares of Securities to the Company pursuant to grant agreements entered into between the Company and its employees pursuant to the share incentive plan existing on the date hereof as disclosed in the Prospectus that provides for the repurchase by the Company in connection with the termination of the undersigned’s employment or directorship with the Company or any subsidiaries or consolidated affiliated entity of the Company. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed ADSs and the underlying Ordinary Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) CF&CO agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-up Securities, CF&CO will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by CF&CO hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter. The undersigned further understands that this letter is irrevocable and all authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the ADSs and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures or other related documentations to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to enter into this letter agreement, participate in the Public Offering, or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the Public Offering.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representatives on behalf of the Underwriters.

This letter agreement shall automatically terminate and be of no further force and effect on the earlier of (i) December 10, 2026, if the Public Offering has not been completed by or before such date, (ii) the Company advises the Representatives in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, or (iii) subsequent to signing the Underwriting Agreement, the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated prior to payment for and delivery of the ADSs to be sold thereunder.

This letter and any claim, controversy or dispute arising under or related to this letter shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

, 2026

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by LONDIAN WASON NEW ENERGY TECH INC. LONDIAN WASON NEW ENERGY TECH INC. (the “Company”) of [•] ordinary shares, par value US$0.00001 per share, of the Company in the form of [•] American depositary shares, and the lock-up letter dated  , 2026 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated  , 2026, with respect to [•]ordinary shares (the “Shares”).

The undersigned hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective  , 2026; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Cantor Fitzgerald & Co.

By:
Name:
Title:

cc: Company

FORM OF PRESS RELEASE

LONDIAN WASON NEW ENERGY TECH INC.

[Date]

LONDIAN WASON NEW ENERGY TECH INC. (the “Company”) announced today that Cantor Fitzgerald & Co., the lead underwriter in the Company’s recent public sale of [•] ordinary shares in the form of [•] American Depositary Shares is [waiving][releasing] a lock-up restriction with respect to [•]ordinary shares (the “Shares”) of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on ____, 2026, and the Shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.